                                                                      EXHIBIT 25

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) [ ]

                                   ----------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)

      Illinois                                              36-3800435
      (State of incorporation                               (I.R.S. employer
      if not a U.S. national bank)                          identification no.)

      2 North LaSalle Street
      Suite 1020
      Chicago, Illinois                                     60602
      (Address of principal executive offices)              (Zip code)

                                   ----------

                                  FISERV, INC.
               (Exact name of obligor as specified in its charter)

      Wisconsin                                             39-1506125
      (State or other jurisdiction of                       (I.R.S. employer
      incorporation or organization)                        identification no.)

      255 Fiserv Drive
      Brookfield, Wisconsin                                 53045
      (Address of principal executive offices)              (Zip code)

                                   ----------

                              3% New Notes due 2008
                       (Title of the indenture securities)
================================================================================

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1.     GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

       (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

--------------------------------------------------------------------------------
        Name                                            Address
--------------------------------------------------------------------------------

Office of Banks & Trust Companies               500 E. Monroe Street
of the State of Illinois                        Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago                 230 S. LaSalle Street
                                                Chicago, Illinois 60603

       (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        Yes.

2.     AFFILIATIONS WITH OBLIGOR.

       IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

        None.

16.    LIST OF EXHIBITS.

       EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO RULE 7A-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17 C.F.R. 229.10(d).

       1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

       2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

       4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

       6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

                                       -2-

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       7.       A copy of the latest report of condition of the Trustee
                published pursuant to law or to the requirements of its supervising or examining authority.

                                       -3-

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                                    SIGNATURE

       Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 5th day of August, 2003.

                                         BNY Midwest Trust Company

                                         By: /S/    C. POTTER
                                         ---------------------------------------
                                             Name:  C. POTTER
                                             Title: ASSISTANT VICE PRESIDENT

                                       -4-

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                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                           209 WEST JACKSON BOULEVARD
                                    SUITE 700
                             CHICAGO, ILLINOIS 60606

Including the institution's domestic and foreign subsidiaries completed as of the close of business on March 31, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                    ASSETS                                              THOUSANDS OF DOLLARS
                    ------                                              --------------------
1.    Cash and Due from Depository Institutions.......................         24,268

2.    Treasury Securities ............................................          - 0 -

3.    Obligations of States and Political Subdivisions ...............          - 0 -

4.    Other Bonds, Notes and Debentures ..............................          - 0 -

5.    Corporate Stock ................................................          - 0 -

6.    Trust Company  Premises,  Furniture,  Fixtures and
      Other Assets Representing Trust Company
      Premises .......................................................            878

7.    Leases and Lease Financing Receivables .........................          - 0 -

8.    Accounts Receivable ............................................          3,692

9.    Other Assets ...................................................

      (Itemize amounts greater than 15% of Line 9)

             GOODWILL ........................................86,813

                                                                               86,911

10.   TOTAL ASSETS....................................................        115,749

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                           209 WEST JACKSON BOULEVARD
                                    SUITE 700
                             CHICAGO, ILLINOIS 60606

                                                                        THOUSANDS OF DOLLARS
                                                                        --------------------
                             LIABILITIES
11.   Accounts Payable...............................................           - 0 -

12.   Taxes Payable..................................................           - 0 -

13.   Other Liabilities for Borrowed Money...........................          25,425

14.   Other Liabilities..............................................

      (Itemize amounts greater than 15% of Line 14)

            Reserve for Taxes..........................3,991
            Taxes due to Parent........................2,934
                                                                                7,199

15. TOTAL LIABILITIES                                                          32,624

                             EQUITY CAPITAL

16.   Preferred Stock................................................           - 0 -

17.   Common Stock...................................................           2,000

18.   Surplus........................................................          62,130

19.   Reserve for Operating Expenses.................................           - 0 -

20.   Retained Earnings (Loss).......................................          18,995

21.   TOTAL EQUITY CAPITAL...........................................          83,125

22.   TOTAL LIABILITIES AND EQUITY CAPITAL...........................         115,749

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I,    Keith A. Mica, Vice President
   -----------------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                                /s/ Keith A. Mica
                 -----------------------------------------------
                (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 30th day of April __________ , 2003.

My Commission expires May 15, 2007.

                             /s/ Joseph A. Giacobino, Notary Public
                             -----------------------

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

      Christine Anderson                        (212) 437-5984
------------------------------           -------------------------------
             Name                          Telephone Number (Extension)